EXHIBIT 5.01

February 7, 2014

Acucela Inc.

1301 Second Avenue, Suite 1900

Seattle, WA 98101

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Acucela Inc., a Washington corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about February 4, 2014 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,329,629 shares (the “Shares”) of the Company’s Common Stock, without par value per share (the “Common Stock”), that are subject to issuance by the Company upon the exercise of stock options, stock bonus awards, stock appreciation rights and restricted stock units granted or to be granted under (a) the Company’s 2002 Stock Option and Restricted Stock Plan (the “2002 Plan”), (b) the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) and (c) the Company’s 2014 Equity Incentive Plan (the “2014 Plan” and, collectively with the 2002 Plan and 2012 Plan, the “Plans”). At your request we are providing this letter to express our opinion on certain matters regarding the Company and the Shares as stated in the paragraph captioned “Opinions” below (the “Opinions”). As used herein the term “S-1 Registration Statement” means the registration statement filed by the Company with the Commission on Form S-1 (No. 333-192900).

As to matters of fact relevant to the Opinions, we have examined such matters as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following: (i) the Registration Statement, and the Exhibits filed as a part thereof or incorporated therein by reference; (ii) the prospectuses prepared in connection with the Registration Statement (each, a “Prospectus”); (iii) the Company’s Amended and Restated Articles of Incorporation, as filed with the Washington Secretary of State on May 31, 2006 and attached as Exhibit 3.01 to the S-1 Registration Statement (the “Restated Articles”); (iv) the Amended and Restated Articles of Incorporation of the Company in the form attached as Exhibit 3.02 to the S-1 Registration Statement which the Company intends to file with the Washington Secretary of State and that will be effective prior to the consummation of the sale of the Shares (the “Future Articles”); (v) the Company’s Bylaws as certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof and which are attached as Exhibit 3.03 to the S-1 Registration Statement (the “Bylaws”); (vi) the Amended and Restated Bylaws in the form attached as Exhibit 3.04 to the S-1 Registration Statement that will be effective prior to the consummation of the sale of the shares registered to be sold under the registration statement on Form S-1 (No. 333-192900) (the “Future Bylaws”); (vii) corporate proceedings of the Company’s Board of Directors and shareholders with respect to the approval or authorization of the Restated Articles, the Bylaws, the Future Articles, the Future Bylaws, the Registration Statement and the Plans; (viii) records the Company has provided to us of its outstanding shares of capital stock, options and

Acucela Inc.

February 7, 2014

other securities; (ix) a Certificate of Existence/Authorization for the Company issued by the Secretary of State of the State of Washington dated February 7, 2014, stating that the Company remains active and has complied with the filing requirements of the Washington Secretary of State (the “Certificate of Existence”); and (x) representations and warranties made to us by the Company, including those contained in an Opinion Certificate dated of even date herewith. We have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. The Company’s capital stock is uncertificated.

With respect to our opinion expressed in paragraph (1) below as to the valid existence of the Company under the laws of the State of Washington, we have relied solely upon the Certificate of Existence and representations made to us by the Company. In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any of the Shares, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to all the Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of the Shares.

We express no opinion herein regarding the application or effect of the laws of any jurisdiction other than the existing laws of the State of Washington. In rendering the Opinions below, we are opining only with respect to the specific legal issues expressly set forth in the paragraph captioned “Opinions” below, and we render no opinion, whether by implication, inference or otherwise, as to any other matter or matters.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Opinions. Based upon the foregoing, we are of the opinion that: (1) the Company is a corporation validly existing under the laws of the State of Washington; and (2) the 2,329,629 Shares of Common Stock that may be issued and sold by the Company upon the exercise of stock options, restricted stock units, stock bonus awards and stock appreciation rights granted or to be granted under the Plans, when issued, sold and delivered in accordance with the applicable plan and plan agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

Acucela Inc.

February 7, 2014

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses and any amendments thereto.

Acucela Inc.

February 7, 2014

This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP
FENWICK & WEST LLP